Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Managers

Velocity Financial, LLC:

We consent to the use of our report dated March 29, 2019, except as to note 21, which is as of October 2, 2019, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Los Angeles, California

January 3, 2020